Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 26, 2019 relating to the consolidated financial statements of Oportun Financial Corporation and subsidiaries appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

July 17, 2019